UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2010
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On October 21, 2010, Ventas, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with Ventas SL I, LLC, Ventas SL II, LLC, and Ventas SL III, LLC, each a wholly owned subsidiary of the Company (collectively, the “Merger Subs”), Atria Holdings LLC, Lazard Senior Housing Partners LP, and LSHP Coinvestment Partnership I LP (collectively, the “Stockholders”), and Atria Senior Living Group, Inc., One Lantern Senior Living Inc, and LSHP Coinvestment I Inc (collectively, the “Atria Entities”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Atria Entities will merge with and into the Merger Subs (the “Mergers”), with the Merger Subs continuing from and after the Mergers as subsidiaries of the Company. Immediately prior to the effective time of the Mergers, the Atria Entities will contribute subsidiaries holding their management operations to a newly formed entity (“Management Holdco”). The Stockholders will receive merger consideration consisting of 24.96 million shares of Company common stock (with a value of $1.35 billion based on the Company’s 10-day volume weighted average price as of October 20, 2010 of $54.09) and $150 million of cash. The Company will also assume or repay approximately $1.6 billion of the indebtedness of the Atria Entities.
At closing of the Mergers (the “Closing”), the Company, Management Holdco and certain of their respective subsidiaries will enter into management agreements whereby Management Holdco will continue to operate the real estate assets of the Atria Entities acquired by the Company. Additionally, at the Closing, the Company and the Stockholders will enter into: a Director Appointment Letter, which will grant the Stockholders the right to designate one nominee to serve on the Company’s board of directors; a Lockup Agreement, which will limit the Stockholders’ ability to transfer approximately 3.7 million shares of Company common stock issued to them as merger consideration for a period of 18 months following the Closing, will contain a standstill agreement, and will require the Stockholders to vote in favor of the director nominees recommended by the Company’s board of directors; and a Registration Rights Agreement, pursuant to which, among other things, the Company will agree to file with the Securities and Exchange Commission a registration statement on Form S-3 to cover resales of the shares of Company common stock issued as merger consideration.
The Closing is subject to the satisfaction of conditions regarding regulatory approvals and third party consents, and to other customary closing conditions. The Company expects the Closing to occur in the first half of 2011, although there can be no assurance that the transaction will close or, if it does, when the Closing will occur. Subject to certain limitations, the Company and the Stockholders have agreed to use their respective commercially reasonable best efforts to do all things necessary, proper or advisable to consummate the Mergers, including obtaining certain approvals and consents. The parties have made certain customary representations and warranties to each other in the Merger Agreement. In addition, subject to certain limitations, the Company and the Stockholders have agreed to indemnify each other for losses arising out of breaches of its representations, warranties and covenants and for certain excluded liabilities retained by the Company and the Stockholders, respectively. The Merger Agreement may be terminated under certain circumstances, including by either party if the consummation of the Mergers has not occurred by April 1, 2011 (subject to extension through July 1, 2011), by either party if an order is entered prohibiting or disapproving the transaction and the order has become final and non-appealable, by either party upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied, or by the Stockholders if the Company fails to consummate the Mergers. In the event that the Stockholders terminate the Merger Agreement because of a material uncured breach by the Company that would cause the closing conditions not to be satisfied, or because Company fails to consummate the Mergers, then the Company shall pay the Stockholders $150 million as the Stockholders’ sole and exclusive remedy.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, the Stockholders or the Atria Entities at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.
Item 7.01. Regulation FD Disclosure.
On October 22, 2010 the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.

(d) Exhibits:

Exhibit
Number	Description
2.1
Merger Agreement dated as of October 21, 2010 by and among Ventas, Inc., Ventas SL I, LLC, Ventas SL II, LLC, Ventas SL III, LLC, Atria Holdings LLC, Lazard Senior Housing Partners LP, LSHP Coinvestment Partnership I LP, Atria Senior Living Group, Inc., One Lantern Senior Living Inc, and LSHP Coinvestment I Inc.

99.1	Press release issued by the Company on October 22, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.
Date: October 27, 2010	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1
Merger Agreement dated as of October 21, 2010 by and among Ventas, Inc., Ventas SL I, LLC, Ventas SL II, LLC, Ventas SL III, LLC, Atria Holdings LLC, Lazard Senior Housing Partners LP, LSHP Coinvestment Partnership I LP, Atria Senior Living Group, Inc., One Lantern Senior Living Inc, and LSHP Coinvestment I Inc.

99.1	Press release issued by the Company on October 22, 2010.